    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2003.

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                          ENCYSIVE PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

                                  -----------

            DELAWARE                                             13-3532643
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                            6700 WEST LOOP, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                    (Address of Principal Executive Offices)

                                  -----------

                          ENCYSIVE PHARMACEUTICALS INC.
                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)

                                  -----------

        Name, Address and Telephone                 Copy of Communications to:
       Number of Agent for Service:

             STEPHEN L. MUELLER                         ROBERT G. REEDY
VICE PRESIDENT, FINANCE AND ADMINISTRATION,          PORTER & HEDGES, L.L.P.
           SECRETARY AND TREASURER              700 LOUISIANA STREET, 35TH FLOOR
         ENCYSIVE PHARMACEUTICALS INC.               HOUSTON, TEXAS 77002-2764
           6700 WEST LOOP, 4TH FLOOR                     (713) 226-0600
             BELLAIRE, TEXAS 77401
                (713) 796-8822

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                PROPOSED             PROPOSED
                                              AMOUNT TO      MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED(1)    BE REGISTERED(1)  PRICE PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.005 per share      1,750,000(3)          $3.25             $5,687,500           $461.00
=====================================================================================================================

 (1) Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Encysive Pharmaceuticals Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market on August 7, 2003, $3.25. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

(3) Includes one preferred stock purchase right (the "Rights") for each share of common stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.

================================================================================

  STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

         This registration statement registers an additional 1,750,000 shares of our common stock related to the Amended and Restated 1999 Stock Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-72468 and File No. 333-79477 (the "Prior Registration Statements"), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

ITEM 8. EXHIBITS

 EXHIBIT
   NO.                         DESCRIPTION

   4.1 Amendment to the Encysive Pharmaceuticals Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Proxy Statement on Schedule 14A filed April 14, 2003).

  *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

 *23.1     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

 *23.2     Consent of KPMG LLP - Houston, Texas.

 *23.3     Consent of KPMG LLP - Seattle, Washington.

 *24.1 Power of Attorney (included on signature page of this registration statement).

----------

* Filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of August, 2003.

                                             ENCYSIVE PHARMACEUTICALS INC.


                                             By: /s/ Bruce D. Given, M.D.
                                                 ------------------------------
                                                 Bruce D. Given, M.D.
                                                 President, Chief Executive
                                                 Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Given, M.D. and Stephen L. Mueller, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                         TITLE                                 DATE
              ---------                                         -----                                 ----
        /s/ John M. Pietruski             Chairman of the Board of Directors                        August 13, 2003
--------------------------------------
          John M. Pietruski

      /s/ Bruce D. Given, M.D.            President, Chief Executive Officer and Director           August 13, 2003
--------------------------------------    (Principal Executive Officer)
        Bruce D. Given, M.D.

   /s/ Richard A. F. Dixon, Ph.D.         Senior Vice President, Research, Chief                    August 13, 2003
--------------------------------------    Scientific Officer and Director
     Richard A. F. Dixon, Ph.D.

       /s/ Stephen L. Mueller             Vice President, Finance and Administration,               August 13, 2003
--------------------------------------    Secretary and Treasurer (Principal Financial and
          Stephen L. Mueller              Accounting Officer)

    /s/ James T. Willerson, M.D.          Chairman of the Scientific Advisory Board and             August 13, 2003
--------------------------------------    Director
      James T. Willerson, M.D.

      /s/ Ron J. Anderson, M.D.           Director                                                  August 13, 2003
--------------------------------------
        Ron J. Anderson, M.D.

        /s/ Frank C. Carlucci             Director                                                  August 13, 2003
--------------------------------------
          Frank C. Carlucci

      /s/ Robert J. Cruikshank            Director                                                  August 13, 2003
--------------------------------------
        Robert J. Cruikshank

      /s/ Suzanne Oparil, M.D.            Director                                                  August 13, 2003
--------------------------------------
        Suzanne Oparil, M.D.

      /s/ William R. Ringo, Jr.           Director                                                  August 13, 2003
--------------------------------------
        William R. Ringo, Jr.

     /s/ James A. Thomson, Ph.D.          Director                                                  August 13, 2003
--------------------------------------
       James A. Thomson, Ph.D.

                                INDEX TO EXHIBITS

 EXHIBIT
   NO.                                  DESCRIPTION
--------                                -----------
    4.1    Amendment to the Encysive Pharmaceuticals Inc. Amended and
           Restated 1999 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Proxy Statement on Schedule 14A
           filed April 14, 2003).

   *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

  *23.1    Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  *23.2    Consent of KPMG LLP - Houston, Texas.

  *23.3    Consent of KPMG LLP - Seattle, Washington.

  *24.1 Power of Attorney (included on signature page of this registration statement).

----------
*  Filed herewith.